SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
               Securities and Exchange Act of 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CHECKPOINT SYSTEMS, INC.
-----------------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 1-11:
-----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------------

(5) Total Fee paid: $125.00
-----------------------------------------------------------------------------
 [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:...........................................
(2) Form Schedule or Registration Statement No: .......................
(3) Filing Party:......................................................
(4) Date Filed: .......................................................

                   CHECKPOINT SYSTEMS, INC.
                        101 Wolf Drive
                         P.O. Box 188
                      Thorofare, NJ  08086

                          ------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 to be held on Tuesday, April 23, 1996
                         ------------

    The Annual Meeting of Shareholders (the "Meeting") of Checkpoint Systems, Inc. (the "Company") will be held on Tuesday, April 23, 1996, at 10:00 a.m., local time, at the Company's corporate headquarters located at 101 Wolf Drive, Thorofare, New Jersey, for the following purposes:

    1. To elect two Class II directors to hold office until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

    2. To amend and restate the Company's Employee Stock Purchase Plan to increase the available Company contribution under the Plan on behalf of each participant from: (a) 40% of the first $20.00 to 40% of the first $30.00 paid each week on behalf of the participant, (b) 25% of the amount in excess of $20.00 but not in excess of $40.00 to 25% of the amount in excess of $30.00 but not in excess of $45.00, (c) 20% of the amount in excess of $40.00 but not in excess of $60.00 to 20% of the amount in excess of $45.00 but not in excess of $60.00; and (d) 10% of the amount in excess of $60.00 but not in excess of $80.00; and

    3. To transact such other business as may properly come before the Meeting.

  You are cordially invited to attend the Meeting in person. The Board of Directors has fixed the close of business on March 12, 1996 as the record date for the Meeting. Only Shareholders of record at that date are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. Should you decide to attend the Meeting in person, you may revoke your proxy at that time.

                                     NEIL D. AUSTIN
                                     Secretary

March 22, 1996

                   CHECKPOINT SYSTEMS, INC.
                        101 Wolf Drive
                         P.O. Box 188
                     Thorofare, NJ  08086

                        ---------------
                        PROXY STATEMENT
                        ---------------

                            GENERAL

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Checkpoint Systems, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to shareholders of the Company (the "Shareholders") on or about March 22, 1996.

  The Board of Directors does not presently intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the Class II directors; "FOR" the proposal to amend and restate the Checkpoint Systems, Inc. Employee Stock Purchase Plan to increase the available Company contribution.

  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

  At the close of business on March 12, 1996, the record date fixed for the determination of Shareholders entitled to notice of and to vote at the Meeting, there were outstanding 29,142,264 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock") outstanding, each entitled to one vote. There is no other class of voting securities outstanding. The presence at the Meeting, in person or by proxy, of at least a majority of the votes that all Shareholders are entitled to cast shall constitute a quorum for purposes of conducting business. If the Meeting is adjourned, any unfinished business of the Meeting may be carried on at any continuation of the original meeting, notwithstanding that a quorum is not present at the continued meeting. In the election of the Class II directors, Shareholders entitled to vote do not have cumulative voting rights.

Security Ownership of Principal Shareholders

  The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 12, 1996. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

                                      Amount and Nature of    Percent of
Name and Address of Beneficial Owner  Beneficial Ownership    Common Stock
------------------------------------  --------------------  --------------
Strome Susskind Investment
  Management, L.P.                         2,765,400 (1)          9.49
SSCO, Inc.
Mark E. Strome
100 Wilshire Boulevard, 15th Floor
Santa Monica, CA 90401
-----------
(1) Based on information supplied in a Schedule 13G dated February 13, 1996 and filed with the Securities and Exchange Commission on February 13, 1996 by Strome Susskind Investment Management, L.P. ("SSIM") a registered investment adviser; SSCO, Inc. ("SSCO") the sole general partner of SSIM and Mark E. Strome, Settlor and Trustee of The Strome Family Trust, controlling shareholder of SSCO, as being owned at December 31, 1996.

Security Ownership of Management

  The following table sets forth certain information respecting the Common Stock of the Company beneficially owned by each director and nominee for director, the Chief Executive Officer and the four other most highly compensated executive officers of the Company other than the Chief Executive Officer, and by the group consisting of such persons and the other executive officers as of March 5, 1996. Each of the persons named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.

                                      Amount and Nature of    Percent of
Name and Address of Beneficial Owner  Beneficial Ownership    Common Stock(1)
------------------------------------  --------------------    --------------
Robert O. Aders                            19,356(2)              .07
Dr. Roger D. Blackwell                     93,556(3)              .32
Richard J. Censits                         58,756(4)              .20
David W. Clark, Jr.                       139,356(5)              .48
Allan S. Kalish                            10,956(6)              .04
Jermain B. Porter                          55,356(7)              .19
Albert Soffa                                4,000                 .01
Albert E. Wolf                          1,206,663(8)             4.14
Kevin P. Dowd                             404,751(9)             1.39
Steven G. Selfridge                       322,370(10)            1.11
William J. Reilly, Jr.                    188,716(11)             .65
Luis A. Aguilera                          310,000(12)            1.06
Michael E. Smith                          154,654(13)             .53
All Directors and Officers as a Group   3,364,711(14)           11.55
  (21 persons)
------------

(1) Unissued shares subject to options exercisable within 60 days of March 5, 1996 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.


(2) Includes 9,356 shares subject to currently exercisable options to purchase the Company's Common Stock and 10,000 shares purchased on behalf of Mr. Aders as sole trustee under the Robert O. Aders IRA IMA Rollover account.

(3) Includes 93,356 shares subject to currently exercisable options to purchase the Company's Common Stock. All options reported herein and in the footnotes below are currently exercisable to purchase the Company's Common Stock (the "Options").

(4)  Includes of 9,356 Options.

(5)  Includes of 89,356 Options.

(6)  Includes 9,356 Options.

(7) Includes 33,356 Options, and excludes 16,040 shares owned by Mr. Porter's wife, as to which Mr. Porter disclaims beneficial ownership.

(8) Includes currently exercisable options to purchase 459,356 shares of Common Stock; 116,306 shares held in trust for Mr. Wolf in accordance with the Will of his late father, as to which Mr. Wolf is both a Trustee and income beneficiary and has sole voting power. Amount shown excludes 278,800 shares owned by Mr. Wolf's wife and 99,688 shares held in trust for Mr. Wolf's children, as to which Mr. Wolf's children are principal beneficiaries and Mr. Wolf is the income beneficiary, both as to which Mr. Wolf disclaims beneficial ownership.

(9) Includes 400,000 Options and 4,751 shares held by the custodian of the Company's Employees' Stock Purchase Plan ("ESPP").

(10) Includes 320,000 Options, 40 shares (20 shares each) which are held by each of Mr. Selfridge's two minor children, under the NJ Unif Tran Min Act; and 2,329 shares held by the custodian of the ESPP.

(11) Includes 180,000 Options and 4,316 shares held by the custodian of the ESPP.

(12) Includes 230,000 Options.

(13) Includes 150,000 Options and 4,654 shares held by the custodian of the ESPP.

(14) See footnotes 1-12 above. Total shown includes 23,872 shares held by the custodian of the ESPP.

                       ELECTION OF DIRECTORS

Identification of the Directors to be Elected
    At the Meeting, the Shareholders will elect two Class II directors to hold office until the 1999 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's three Class II directors, Robert O. Aders, David W. Clark, Jr., and Albert Soffa will expire at the Meeting. Pursuant to the Company's Amended and Restated By-Laws, a Director reaching age 70 is no longer qualified to stand for re-election; therefore, Mr. Soffa will not stand for re-election. A successor has not yet been nominated.

  The Board of Directors has nominated Robert O. Aders and David W. Clark, Jr. for election at the Meeting as the Company's Class II directors and Messrs. Aders and Clark have indicated their willingness to continue to serve as directors. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Messrs. Aders and Clark.

  The nominees for election as the Class II directors and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:

                            Director      Term
Name                 Age     Since       Expires    Positions with the Company
----                 ---    --------     -------    --------------------------
Robert O. Aders       69     1994         1996      Director
Roger D. Blackwell    56     1990         1998      Director
Richard J. Censits    58     1985         1998      Director(1)(3)
David W. Clark, Jr.   58     1982         1996      Director(1)(3)
Kevin P. Dowd         47     1995         1997      President, Chief Executive
                                                       Officer and Director
Allan S. Kalish       70     1994         1997      Director (2)
Jermain B. Porter     70     1981         1998      Director(2)
Albert E. Wolf        66     1969         1997      Chairman of the Board
                                                      and Director (3)
------------
(1) Member of the Company's Audit Committee.
(2) Member of the Company's Compensation and Stock Option Committee.
(3) Member of the Company's Executive Committee.

Principal Occupations and Directorships Held by Each Nominee For Director and the Directors Whose Terms of Office Continue After the Meeting

   Mr. Aders has been Chairman of The Advisory Board, Inc., an international consulting organization since 1992. Mr. Aders is Of Counsel at the law firm of Collier, Shannon, Rill & Scott. He is also President Emeritus and a member of the Board of Directors of Food Marketing Institute ("FMI"), where he served as Chief Executive Officer from the founding of FMI in 1976 until his retirement in 1993. Mr. Aders has been a trustee of the National Urban

League, Food Industry Crusade Against Hunger, St. Joseph's Academy of Food Marketing, and a member of the Board of Stedman Nutrition Foundation at Duke Medical Center. Mr. Aders is a director of Telepanel Systems, Inc. a Canadian manufacturer of electronic shelf labels for sale to retailers in Canada and the United States.


  For more than the past five years, Dr. Blackwell has been a professor of marketing at Ohio State University, the President of Roger Blackwell Associates, Inc., a consulting firm, and a member of the Board of Directors of Max & Erma's, Inc. In February, 1992, Dr. Blackwell became a member of the Board of Directors of Worthington Foods, Inc., and in September, 1992, a member of the Board of Directors of Paul Harris Stores, Inc. Mr. Blackwell also serves as a Trustee of Flex-Funds and is a director of Intimate Brands, Inc.

  Mr. Censits is currently a business consultant. Mr. Censits was Chief Executive Officer and a member of the Board of Directors of MedQuist, Inc. (formerly Summit Health Group, Inc.) from 1987 until 1995, and Chairman from 1992 to 1995. Mr. Censits is currently a director of MedQuist. MedQuist, Inc. provides health information management services to hospitals and other health care providers nationwide. Mr. Censits is a director of EnergyNorth, Inc., DiMark, Inc., and is a Trustee of the University of Pennsylvania.

  Mr. Clark has been a managing director of Pryor & Clark, a company engaged in investments, since June, 1992. He served as President and Chief Operating Officer of Corcap, Inc. ("Corcap"), a company engaged in the manufacture of elastomer materials and components, from July, 1988 through June, 1992. From October, 1985 to July, 1988, Mr. Clark was the President and Chief Operating Officer of Lydall, Inc. ("Lydall"), a diversified manufacturing concern which manufactures industrial materials and components. Mr. Clark is a director of Acme United Corp., Corcap, CompuDyne Corporation and Securities Software and Consulting, Inc.

  Mr. Dowd has been President, Chief Executive Officer and a Director of the Company since January 1, 1995 and President and Chief Operating Officer of the Company since August, 1993. He was Executive Vice President of the Company from May 1992 to August 1993. Mr. Dowd was Executive Vice President - Marketing, Sales and Service from April, 1989 to May, 1992 and Vice President of Sales from August, 1988 to April, 1989. Mr. Dowd is currently a board member of Holy Redeemer Health System, Inc.

  Since September, 1993, Mr. Kalish has been Chairman of AC Publishers, Inc. publishers of Seven Arts, a monthly arts and culture review and Business Philadelphia, the Delaware Valley region's monthly business magazine and since June, 1988 Chairman of Penn Publishing Co., Inc. an organization which publishes the Official Visitors Guide for the Philadelphia Convention and Business Bureau. Effective January, 1996 A.C. Publishers, Inc. and Penn Publishing Co., Inc. merged. Mr. Kalish also owns Kalish & Associates, consultants to marketing management and advertising agencies. Mr. Kalish is also a Senior Partner of Interactive Marketing Ventures, a Safeguard Scientifics, Inc. partnership company. Mr. Kalish is currently a board member of Police Athletic League, American Music Theater Festival and Philadelphia Sports Congress.

  Mr. Porter was a private consultant to business from January, 1982 through 1994. Mr. Porter previously was a principal and consultant with Towers, Perrin, Forster & Crosby, international consultants to business in the management of human resources.

  Mr. Wolf has been Chairman of the Board since April, 1986 and Chairman of the Executive Committee since October, 1994. Mr. Wolf served as Chief Executive Officer of the Company from April, 1972 to December, 1994, President of the Company from July, 1977 to April, 1986 and from July, 1991 through August, 1993, and a director of the Company since July, 1969. Mr. Wolf is a director of Lydall.


Meetings and Committees of the Board of Directors

  The Board of Directors held 4 regular and 4 special meetings during the past fiscal year.

  The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and an Executive Committee. Messrs. Censits,
Clark and Soffa constitute the members of the Audit Committee; Messrs. Porter, Soffa and Kalish constitute the members of the Compensation and Stock Option Committee; and Messrs. Wolf, Censits, Clark and Soffa constitute the members of the Executive Committee. The Audit Committee met once during the last fiscal year with the Company's independent public accountants to discuss the scope and results of the annual audit and questions of accounting and tax policy. The Compensation and Stock Option Committee acted at various times during the last fiscal year to approve salaries and benefits and compensation arrangements for the Company's officers and to grant stock options. The Executive Committee, formerly the Corporate Development Committee, met three times during the year to consider strategic financing alternatives, acquisitions and long-range goals of the Company. During the fiscal year, all directors attended all of the regularly scheduled meetings of the Board of Directors and of the committees on which they served.

Compensation Committee Interlocks and Insider Participation

  The Company's Compensation and Stock Option Committee (the "Committee") consists of Messrs. Porter, Soffa and Kalish. None of the members of the Committee is or, during the last fiscal year was, an officer or employee of the Company or any of its subsidiaries.



                           EXECUTIVE COMPENSATION

Cash, Bonus and Deferred Compensation

  The following table sets forth the total annual and long-term compensation paid by the Company for services in all capacities rendered during the fiscal years ended December 31, 1995, December 25, 1994 and December 26, 1993 to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer (the "Named Officers"):

                                          Summary Compensation Table
                                                   Annual
                                                Compensation          Awards
                                             --------------------     -------
                                                                       Stock
                                             Salary       Bonus       Options
Name and Principal Position          Year    ($)(1)       ($)(2)        (3)
--------------------------           ----    -------      -------     -------
Kevin P. Dowd                        1995    331,770      150,000     200,000
President, Chief Executive           1994    282,214            0           0
Officer and Director                 1993    247,102            0     150,000

Steven G. Selfridge                  1995    201,287       90,000     210,000
Executive Vice President             1994    187,979        0          40,000
                                     1993    168,102        0          90,000

William J. Reilly, Jr.               1995    200,937       90,000     150,000
Senior Vice President                1994    186,127            0      40,000
                                     1993    161,450            0      80,000

Luis A. Aguilera                     1995    189,602       90,000     120,000
Senior Vice President -              1994    399,895            0      40,000
Manufacturing                        1993    169,941            0      40,000


Michael E. Smith                     1995    184,494       90,000     150,000
Senior Vice President                1994    159,330            0      40,000
                                     1993    125,114            0      80,000
------------


(1) Amounts shown in the "Salary" column include payments to the Named Officers under the Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers who are excluded by Internal Revenue Service regulations from participating in the Company's 401(k) savings plans. Payments under the Executive Supplemental Plan were made to or for the benefit of the Named Officers as follows: Mr. Dowd: 1995 - $30,293; 1994 - $25,243; 1993 - $18,272; Mr. Selfridge: 1995 - $19,347; 1994 - $18,137;
1993 - $13,273; Mr. Reilly: 1995 - $18,175; 1994 - $16,812; 1993 - $11,864;
Mr. Smith: 1995 - $17,165; 1994 - $14,338; 1993 - $9,955.  Amounts shown for
Mr. Aguilera include the Company's matching contributions under one of the Company's 401(K) savings plans as follows: $3,500 (1995), $3,500 (1994) and $4,941 (1993). Amounts shown also reflect the Company's matching contribution under the Checkpoint Systems, Inc. Employee Stock Purchase Plan for the Named Officers as follows: Mr. Dowd: $884 (1995-1993); Mr. Selfridge: $884 (1995-1993); Mr. Reilly: $884 (1995-1993); Mr. Smith: $884 (1995-1993).

(2) Bonus amounts were paid pursuant to the Company's Profit Incentive
Plan, described under the caption "Compensation Committee Report on Executive Compensation."

(3) Options reflected in the "Awards/Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992) and its predecessor plans, described under the caption "Compensation Committee Report on Executive Compensation."

  The Company does not grant SARs or restricted stock to officers.

  The aggregate value of personal benefits received by each executive officer named in the foregoing table during the last fiscal year did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the Named Officer in the "Salary" and "Bonus" columns of the Summary Compensation Table above and thus is not required to be disclosed.

  Set forth below is further information with respect to grants of stock options made during the fiscal year ended December 31, 1995 under the Checkpoint Systems, Inc. Stock Option Plan (1992) to the Named Officers:

             Option Grants in Last Fiscal Year
----------------------------------------------------------------------
                                                             Potential
            Individual Grants                               Realizable
--------------------------------------------                 Value at
                                                           Assumed Annual
                Number of  % of Total                        Rates of
               Securities   Options/                        Stock Price
               Underlying    SAR's                          Appreciation
                Options/  Granted to  Exercise              for Option
                  SAR's    Employees  or Base               Term (2)(3)
                Granted    in Fiscal   Price   Expiration ------------------
Name             (#)(1)      Year      ($/Sh)     Date       5%($)      10%($)
--------------  ---------  ----------  ------  ---------- ---------   --------
Kevin P. Dowd    10,322      0.5898    9.6875   01/03/05     62,886    159,365
                 89,678      5.1244    9.6875   07/03/05    581,011  1,493,630

Steven G.        10,322      0.5898    9.6875   01/03/05     62,886    159,365
 Selfridge       39,678      2.2673    9.6875   07/03/05    257,068    660,886
                 30,000      1.7142   10.1875   10/26/05    204,534    525,887
                 70,000      4.0000   12.4373   04/06/06    582,456  1,497,462

William J.       10,322      0.5898    9.6875   01/03/05     62,886    159,365
 Reilly, Jr.     39,678      2.2673    9.6875   07/03/05    257,068    660,856
                 30,000      1.7142   10.1875   10/26/05    204,534    525,887
                 70,000      4.0000   12.4373   04/06/06    582,456  1,497,462

Luis A.          10,322      0.5898    9.6875   01/03/05     62,886    159,365
 Aguilera        39,678      2.2673    9.6875   07/03/05    257,068    660,886
                 30,000      1.7142   10.1875   10/26/05    204,534    525,887
                 40,000      2.2875   12.4375   04/06/06    332,832    885,693

Michael E.       10,322      0.5898    9.6875   01/03/05     62,886    159,365
 Smith           39,678      2.2673    9.6875   07/03/05    257,068    660,856
                 30,000      1.7142   10.1875   10/26/05    204,534    525,887
                 70,000      4.0000   12.4373   04/06/06    582,456  1,497,462
-----------
(1) Table reflects options granted to the Named Officers listed above to purchase the Company's Common Stock. For each of the named officers granted options, the top figure reflects an incentive stock option ("ISO") and the bottom figure(s) reflect a grant which is not an ISO ("NSO"). Under the

Checkpoint Systems, Inc. Stock Option Plan (1992)(the "Stock Option Plan"), options are immediately exercisable (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934) to purchase Common Stock; the term of such options is generally ten years (in the case of an ISO), and ten years and six months (in the case of an NSO).


(2) Represents gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price per share.

(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Option Values

  Set forth below is information with respect to options exercised and unexercised as of the fiscal year ended December 31, 1995 for each of the Named Officers.

Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

                                                Number of
                                                Securities        Value of
                                                Underlying      Unexercised
                 Shares Acquired on            Unexercised      In-the-Money
                  Exercise or With            Options/SAR's     Options/SAR's
                  Respect to Which            at FY-End(#)(2)  at FY-End($)(3)
                    Option Grants             ---------------  ---------------
                      Exercised      Value      Exercisable/     Exercisable/
Name                     (#)         ($)(1)     Unexercisable    Unexercisable
----             ------------------  -------  ---------------  ---------------
Kevin P. Dowd          50,000        422,190       450,000/0     4,903,120/0

Steven G. Selfridge    50,000        439,314       402,000/0     3,782,183/0

William J. Reilly, Jr. 70,000        574,376       250,000/0     2,401,248/0

Luis A. Aguilera       70,000        546,566       230,000/0     2,310,623/0

Michael E. Smith       80,000        636,562       240,000/0     2,278,123/0
------------

(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.

(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.

(3) The first number represents the value based upon the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.


Compensation of Directors

  In 1995, directors who were not employees of the Company received $1,000 each fiscal quarter and $2,000 for each Board of Directors' meeting that they attended. Directors who are employees of the Company do not receive any additional compensation for their service as directors.

Non-employee directors are eligible to receive NSO's pursuant to a formula set forth in the Company's Employee Stock Option Plan (1992) (the "Stock Option Plan"), described in footnote (1) to the "Option Grants" table and under the heading "Compensation Committee Report on Executive Compensation." Under the Stock Option Plan, each non-employee member of the Board of Directors shall be granted a NSO on April 29, 1995 and on April 29 of each third year thereafter during which the Plan shall remain in effect, provided that the non-employee member of the Board of Directors is then serving in such position and provided further that there are then available sufficient shares under this Plan, each such NSO will cover the lesser of (i) 10,000 shares (approximately adjusted if necessary for stock dividends, stock split or other charges) of common stock, (ii) a number of shares of common stock having an aggregate fair market value on the date of grant equal to $100,000, or (iii) the number of shares then available under the applicable limits of the plan. Pursuant to the Stock Option Plan, on April 29, 1995, each non-employee director received 9,356 options.

Effective January 1, 1995, the Company entered into a consulting agreement with Mr. Wolf. Mr. Wolf will provide consulting services to the Company on an as-needed basis. As compensation, Mr. Wolf will receive $530,014 per year for five years, of which $255,014 will be deferred annually. In addition, the Company will pay the sum of $125,000 in five equal installments of $25,000 each commencing January 1, 1995 to Mr. Wolf for his agreement not to compete.

The Company entered into a consulting agreement on November 1, 1994 with The Advisory Board, Inc. a company owned by Robert O. Aders, a member of the Board of Directors. The agreement term ends December 31, 1996 and requires a payment of $20,000 per quarter during the contract period. The Company paid $80,000 to The Advisory Board, Inc. for the year 1995.

Effective July 1, 1995, the Company entered into Employment Agreements
(each an "Agreement") with each of the Named Officers, one of whom is Mr. Dowd, who is also a Director of the Company. Mr. Dowd's Agreement is for a period of three years and each other Agreement is for a period of two years. Each Agreement provides that upon termination of employment in certain circumstances the executive would be entitled to severance pay of not less than twelve months of base salary and not more than eighteen months of base salary plus health insurance benefits during such period.
A change-in-control of the Company (as defined in the Agreement) or a change in the responsibilities or duties of the executive could result in severance payments to the executive under the Agreement. Each Agreement provides for a two year non-compete period by the executive commencing upon the date of termination of employment from the Company.

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

General

Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. In furtherance of these goals, and because the Committee believes that it is appropriate that senior management have a greater portion of their compensation at risk than other employees, annual cash base salaries of senior management are generally set somewhat below what the Company (based on a review of various analytical data secured from outside consultants) believe to be salary levels paid to senior management of similar sized companies with comparable responsibilities. Annual base salary and longer term incentive compensation provides an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the Shareholders. Both types of compensation are variable and are closely tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth, long term profitability and shareholder value.


In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual compensation plan for each of the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Company's human resources staff based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and, to a large extent, subjective judgments of the Committee relating to the past and expected future contribution, level of experience, leadership abilities and overall performance. In addition, the Committee is advised, from time to time upon request, by independent compensation consultants concerning compensation competitiveness.

The Committee also reviews and fixes the base salary of the Chief
Executive Officer based on a review of similar data and the Committee's subjective assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. For
1995, Mr. Dowd's compensation was formulated by the Committee based on these factors as well as the Committee's expectation that revenue growth of the Company would continue in the 20% to 30% range and that continued structural changes would have to be made in 1995 for the long-term benefit of the Company. Mr. Dowd's salary and incentive program was approved by unanimous vote of the Board of Directors (with Mr. Dowd abstaining). Mr. Dowd's base salary for the fiscal year 1995 was set at $300,000. Mr. Dowd was given the right to participate in the Profit Incentive Plan (see below). Mr. Dowd's participation percentage was 20% plus any discretionary allocation.
Mr. Dowd received $150,264 under the Profit Incentive Plan for the fiscal year 1995.

Long Term Compensation

In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's Profit Incentive Plan, discretionary management bonuses and the Checkpoint Systems, Inc. Stock Option Plan (1992).

For 1995 and subsequent years, the Board of Directors approved the Profit Incentive Plan ("PIP"). The Chief Executive Officer and President and certain Vice Presidents participate in the PIP. Under the PIP, a bonus pool is created when pre-tax, pre-bonus earnings exceed 18% of the adjusted beginning balance of Shareholders Equity for the relevant year. If such earnings are attained, a bonus pool is created equal to (i) 3% of all pre-tax, pre-bonus earnings, plus (ii) 6% of pre-tax, pre-bonus earnings in excess of 27% of the adjusted beginning balance of Shareholders Equity for the relevant year. Distribution of the pool, if any was created, for 1995 was determined as follows: 20% to Mr. Dowd; 10% to Mr. Aguilera; 10% to Mr. Selfridge; 10% to Mr. Reilly; 10% to Mr. Smith; 5% to Mr. Austin, the Company's Vice President-General Counsel and Secretary; and 5% to Mr. Farestad, the Company's Vice President-Research and Development; and 4% to Mr. Reinhold, the Company's
Vice President-Finance, Chief Financial Officer and Treasurer.   The remaining
26% was divided among the foregoing at the discretion of the Committee taking into account such subjective factors as they determined to be appropriate under the circumstances. The Board of Directors, in conjunction with the Compensation Committee recommendation, determined that setting a minimum floor on the PIP before any bonus pool is created, equal to 18% of the adjusted beginning balance of shareholder equity, focused the executive management of the Company on first addressing the minimum appropriate level of shareholder value increases. Only after attaining this appropriate return for shareholders, will senior management begin to participate in the PIP. The target minimums were attained by the Company in 1995, and bonuses were paid from the PIP for the fiscal year 1995. No discretionary bonuses were paid for the fiscal year 1995.


In order to provide incentives to employees over the longer term, the Company maintains a stock option plan. At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Checkpoint Systems, Inc. Stock Option Plan (1992) (the "Stock
Option Plan"). The Company has granted options under various plans since 1982, but the current plan has been in effect since 1987. Under this plan, as most recently approved by the Shareholders at the 1992 Annual
Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common
Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options pursuant to a formula set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 9,000,000; 1,532,784 remain available for grant thereunder as of March 5, 1996. The Committee believes that the 1992 Plan has been well-received by employees and directors as a way to attract and retain quality management and encourage them to strive for the long-term success of the Company.

Stock option awards under the 1992 Plan typically are granted annually, although several grants were made in 1995. In fixing the grants of stock options to the individual senior management group during 1995, including the Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements and anticipated contributions of each of the senior management group and information on previous awards under the 1992 Plan. Any awards to the Chief Executive Officer are fixed separately by the Committee and are based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.

The Committee believes that its past grants of options and the Profit Incentive Plan have successfully focused the Company's senior management on building profitability and shareholder value.

                          The foregoing report submitted by:

                          Allan S. Kalish
                          Jermain B. Porter
                          Albert Soffa



                           STOCK PERFORMANCE GRAPH

                                                          NYSE/AMEX/NASDAQ
                                   NYSE/AMEX/NASDAQ     Electronic Components
                                     Stock Market          and Accessories
Year   Checkpoint Systems, Inc.          Index                  Index
----   ------------------------    ----------------     ---------------------
1990           100.0                     100.0                  100.0
1991            84.9                     131.7                  125.3
1992           186.3                     148.3                  182.6
1993           123.3                     163.8                  246.6
1994           213.7                     163.7                  275.6
1995           409.6                     223.8                  433.7

  Assumes $100 invested on December 28, 1990 in Checkpoint Systems, Inc. Common Stock, the Center for Research in Security Prices ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, the CRSP Index for NYSE/AMEX/NASDAQ Electronic Components and Accessories.

                 RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand L.L.P. ("Coopers"), the Company's independent certified public accountants for the fiscal year 1995, have been selected to continue for the fiscal year 1996. A representative of Coopers is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions.

                   PROPOSAL TO APPROVE THE AMENDMENT AND
                       RESTATEMENT OF THE COMPANY'S
                      EMPLOYEES' STOCK PURCHASE PLAN

        In 1984, the Company adopted its Employees' Stock Purchase Plan (the "Plan"). The Plan was amended and restated in 1987 and again in 1995. At a meeting held on February 28, 1996, the Board of Directors approved a proposal to amend and restate the Plan to increase the available Company contribution, subject to the approval of the Company's shareholders.

        The primary terms of the Plan, as amended and restated, are as follows:

        1. Administration. The Plan is administered by the Vice President-Finance of the Company. Pursuant to the Plan, the administrator has authority to interpret the Plan, and to prescribe rules deemed necessary to effectuate the provisions of the Plan. The administrator may delegate certain administrative functions to a custodian designated by the Company pursuant to the Plan. The custodian may be a bank, investment company, registered broker dealer or similar financial institution. The current custodian designated by the Company is Smith Barney, Inc. All expenses associated with the operation of the Plan including brokerage expenses and fees of the custodian are borne by the Company.

        2. Eligibility. All persons who have been full time employees of the Company or any subsidiary designated as a participating subsidiary for 90 days are eligible to participate in the Plan. At March 16, 1996, approximately 1,139 persons were eligible to participate in the Plan, of whom 370 persons were participating in the Plan. An eligible employee may elect to participate in the Plan as of the first day of any month by executing and delivering to the Company, not less than thirty days in advance of his proposed entry date, a Stock Purchase and Payroll Deduction Agreement.

        3. Term. The Plan became effective in 1984 and, unless the Plan is sooner terminated at the option of the Company, will continue in operation until the last day of the Company's 2000 fiscal year.

        4. Payroll Deductions; Matching Contribution. A participating employee may elect to have not less than $4.00 nor more than $80.00 deducted from his weekly pay on an after tax basis and have such amount applied to the purchase of the Company's common stock. The Company makes a matching contribution to each participant's account in an amount equal to (a) 40% of the first $30.00 paid each week on behalf of the participant, (b) 25% of the amount in excess of $30.00 but not in excess of $45.00, (c) 20% of the amount in excess of $45.00 but not in excess of $60.00; and (d) 10% of the amount in excess of $60.00 but not in excess of $80.00. Not later than the tenth day of each month, all sums deducted from employees' pay in the preceding month as well as the Company's matching contributions are remitted to the custodian for investment in the Company's common stock.

        5. Purchase of Common Stock. Not later than the last day of each month in which the custodian has received payment in full of all payroll deductions and matching contributions, the custodian will use the funds in its possession to purchase the Company's common stock, in open market transactions at prevailing market prices. Common stock purchased by the custodian is held in the custodian's name and allocated to the accounts of the participants pro rata.

        6. Withdrawal of Common Stock. Common Stock purchased by the custodian shall be allocated to each participant's account, provided that a participant may request the custodian to cause certificates for the participant's shares to be issued in the participant's name and delivered to him. Participants who are subject to Section 16 of the Exchange Act must agree not to sell shares withdrawn from the Plan for six months following withdrawal.

        7. Withdrawal of Participant. A participant may withdraw from the Plan at any time, and shall be deemed to have withdrawn from the Plan upon the termination of his employment for any reason. Upon a participant's withdrawal, at the participant's request, the custodian shall deliver to the withdrawing participant a certificate or certificates for the shares of common stock allocated to the participant by the custodian, together with a cash payment for any fractional share or any amount deducted from the participant's pay and not yet invested in common stock. A participant who withdraws from the Plan may not thereafter participate in the Plan for a period of six full calendar months from the effective date of his withdrawal.

        8. Amendment. The Plan may be amended from time to time by the Board of Directors, provided that shareholder approval is required for any change which would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan. Neither the amendment of the Plan nor its termination shall impair the rights of participants in the Plan to receive shares allocated to their respective accounts, as well as any payroll deductions not yet invested in common stock.

        9. Tax Consequences. Generally, a participant will recognize income at the time shares of common stock are allocated to his account in an amount equal to the excess, if any, of the fair market value of the common stock so allocated at the time allocated over the amount paid by the participant for the purchase of such common stock. The amount so taxed, if any, will be added to the participant's basis in the shares acquired. The Company will be entitled to deduct as compensation expense all income so recognized by participating employees.

        The foregoing description of the Plan is qualified in its entirety by reference to the Plan which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

        THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S EMPLOYEES' STOCK PURCHASE PLAN. A majority of a quorum shall be the number of votes necessary to carry this proposal.

                           SHAREHOLDER PROPOSALS

  In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, such proposals must be received by the Company no later than November 27, 1996.

                    COST OF SOLICITATION OF PROXIES

  The Company will bear the cost of the solicitation of the Board of Directors' proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries incurred in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company who will not be specifically compensated therefor, or by a professional proxy solicitation organization engaged by the Company.



                       ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO NEIL D. AUSTIN, SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                             APPENDIX A

                    CHECKPOINT SYSTEMS, INC.
                      AMENDED AND RESTATED
                 EMPLOYEES' STOCK PURCHASE PLAN

        1. Purpose of the Plan. The purpose of the Checkpoint Systems, Inc. Employees' Stock Purchase Plan (the "Plan") is to provide an opportunity for eligible employees of Checkpoint Systems, Inc. (the "Company") and its subsidiaries to obtain an ownership interest in the Company through purchase of shares of Company common stock ("shares"), by payroll deductions, as an incentive to promote the profitable growth of the Company. During the period when the Plan is in effect, the Custodian shall purchase shares on the open market for allocation to the accounts of participants in accordance with the provisions of the Plan.

        For purposes of the Plan, the term "subsidiary" shall mean any corporation (whether or not in existence at the time the Plan is adopted) which is (i) a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision hereafter enacted, and (ii) which is designated as a participating subsidiary by the Company's Board of Directors.

        2. Term of the Plan. The operation of this Plan shall commence on the date fixed by the Company and shall terminate on the last day of the Company's 2000 fiscal year unless terminated by the Company prior to such date. The Company's fiscal year is a 52- or 53- week period ending each year on the last Sunday of December.

        3. Custodian. The Company shall be the Custodian for the Plan, unless the Company shall, in its discretion, select a bank, investment company, registered broker-dealer or similar financial institution to be the Custodian.

        4. Eligibility Requirements. Any full-time employee of the Company or a subsidiary who has been a full-time employee continuously for 90 or more days shall be eligible to participate in the Plan. Any employee may join the Plan on the first day of any month during the Company's fiscal year (the "entry date"), provided he (i) submits to the Vice President-Finance of the Company a properly completed and executed Stock Purchase and Payroll Deduction Agreement no later than 30 days prior to the proposed entry date, and (ii) qualifies as an eligible employee of such entry date. The Company may establish a shorter time period in the case of inception of the Plan.

        5. Stock Purchase and Payroll Deduction Agreement. An employee wishing to purchase shares pursuant to the Plan shall complete and execute a Stock Purchase and Payroll Deduction Agreement (the "Purchase Agreement"). A participant may specify as the amount to be deducted from his compensation an amount which may not exceed $80.00 per week and which may not be less than $4.00 per week. A participant may increase or decrease the amount to be deducted from his compensation as of the first day of any month by delivering, to the Vice President-Finance of the Company, a written amendment to his Purchase Agreement at least thirty days prior to the first day of the month in which the change is to take effect.


        6. Payments to Custodian; Company Contributions. The Company or subsidiary by whom the participant is employed will pay to the Custodian, on behalf of each employee participating in the Plan (i) the total of all amounts withheld from each participant's compensation for each month pursuant to the provisions of Section 5 above, and (ii) in addition, as an employer contribution for each employee who is a participant in the Plan on the first day of the succeeding calendar month, the following percentages of the amounts paid to the Custodian each week on behalf of each participant pursuant to clause (i): a) 40% of the first $30.00 paid each week on behalf of the participant, (b) 25% of the amount in excess of $30.00 but not in excess of $45.00, (c) 20% of the amount in excess of $45.00 but not in excess of $60.00; and (d) 10% of the amount in excess of $60.00 but not in excess of $80.00. Such payments shall be paid to the Custodian within the first ten days of the calendar month next succeeding the calendar month in which such withholdings occurred. In the discretion of the participant's employer, such payments may be made in one or more installments.


        7. Duties of Custodian; Stock Purchase Accounts. The Custodian will hold as a custodian all funds received by it under the Plan and, until delivery thereof to the participants hereunder, all of the Company's shares acquired by the Custodian under the Plan. The Custodian shall establish and maintain an account in the name of each participant to which shall be credited all amounts deducted from the participant's compensation, together with the employer's matching contributions under Section 6 above. No interest will be paid by the Custodian on funds at any time held by it hereunder.

        The Custodian may rely on all orders, requests, and instructions with respect to the Plan given in writing and signed by the Vice President-Finance, and the Custodian shall not be liable to any person for any action taken in accordance therewith. The Custodian may impose reasonable terms and conditions incident to the handling of a participant's account under the Plan.

        8. Purchase of Shares. Not later than the last business day of the month in which the Custodian shall have received from the Company (and any subsidiary which has been designated for participation in the Plan) payment in full of the payroll deductions and Company and subsidiary contributions for the preceding month, pursuant to Section 6 above, but subject to the withdrawal provisions of Section 11, the Custodian will apply the funds then in its custody to the purchase, at prevailing market prices, of the number of whole common shares which can be purchased with such funds.

        All purchases of shares will be made in the name of the Custodian or its nominee. Any funds which are less than the price of one share and not expended by the Custodian shall be retained by the Custodian and added to the funds available during the following month, except that any funds remaining unexpended at the termination of the Plan shall be proportionately allocated to the accounts of the participants included in the final payment to the Custodian.

        As of the last business day of each month, the shares purchased during the month with the funds received by the Custodian under the Plan shall be credited pro rata (to the nearest one-thousandth of a share) to the accounts of the participants in the Plan in accordance with their respective interest in such funds as of the past preceding calendar month.

        9. Transfer of Shares to Participants. Upon the written request of a participant, a certificate in the participant's name for the full number of shares in such participant's account shall be transferred by the Custodian out of its name into the name of the participant, and a certificate evidencing such shares shall be issued in the name of, and delivered to, the participant. With respect to a written request of a participant who is an executive officer of the Company subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), such request shall be accompanied by such participant's written undertaking not to sell the shares withdrawn for a period of six months following such withdrawal, and the certificate evidencing such shares shall bear a legend reflecting such transfer restriction. At the request of the participant, such shares may be registered jointly in the names of the participant and another person.

        10. Shares Retained by the Custodian. Accumulations of whole shares not previously transferred to participants under Section 9 shall be held by the Custodian for the account of the participant entitled thereto, but all rights accruing to an owner of record of such shares shall belong to and be vested in the participant for whose account such shares are being held, including the right to receive any and all dividends payable in respect of such shares whether in cash, shares or otherwise, and the right to receive all notices of shareholders' meetings and to vote thereat to the same extent as if such shares were held in street named by a member firm of the New York Stock Exchange.

        Dividends received by the Custodian with respect to shares which have not been allocated to the accounts of participants or which have been allocated to the accounts of participants in less than whole shares shall be allocated at the time the shares are allocated to such accounts in accordance with the respective interests of the participants in such shares at the time of such allocation. Shares which have not been allocated to the accounts of participants or which have been allocated to the accounts of participants in less than whole shares shall not be voted by the participants or the Custodian.

        11. Withdrawal from the Plan. Any participant who for any reason ceases to be a full-time employee of the Company and any subsidiary shall be deemed to have withdrawn from the Plan on the date on which such termination of employment occurs. In addition, any participant may voluntarily withdraw from the Plan, effective as of the first day of any month by delivery of written notice to the Vice President-Finance of the Company (or other person designated by the Company) no later than 30 days prior to the date on which the withdrawal is to be effective. A participant who has withdrawn from the Plan may not thereafter re-join the Plan until the expiration of six (6) full calendar months from the effective date of his withdrawal.

        Upon withdrawal from the Plan, a participant may request the Custodian to deliver to him all whole shares held by the Custodian which have been allocated to his account as of the close of the calendar month preceding the month in which his termination of employment occurs (or as of the close of the second calendar month preceding the month of the effective date of withdrawal) together with the cash value, equal to the mean between high and low sale prices as of the last business day of such calendar month, of any fractional shares then allocated to his account.

        A withdrawing participant who requests delivery of his shares shall also receive, in case, the amount of any funds allocated to his account as a result of payroll deductions during the month in which his employment is terminated and during the preceding calendar month (or, in the case of withdrawal, during the time period subsequent to the close of the second calendar month preceding the month of the effective date of withdrawal and prior to the effective date of withdrawal), without increase by reason of any employer contributions.

        If the withdrawing participant does not request delivery of his shares and other funds allocated to his account, such shares and funds shall remain in his account; in such case, the withdrawing participant shall pay the brokerage commissions, transfer taxes, and any other fees incurred upon the sale of such shares or the investment or reinvestment of such funds.

        12. Administration of the Plan. Except to the extent that responsibilities may be delegated to, and assumed by, a Custodian other than the Company, the Plan shall be administered by the Vice President-Finance of the Company. His determinations as to any questions which may arise with respect to the interpretation of the provisions of the Plan shall be final, and he may prescribe such rules as he deems necessary to effectuate the provisions of the Plan.

        The Vice President-Finance of the Company shall receive no additional compensation for serving as administrator of the Plan.

        13. Expenses. Brokerage expenses, the charges of a Custodian other than the Company, and all costs of maintaining records and executing transfers with respect to shares acquired under the Plan shall be borne by the Company.

        14. Withholding Taxes. All taxes subject to withholding which are payable with respect to Company or participating subsidiary contributions hereunder shall be deducted from the participants' compensation and shall not reduce contributions hereunder.

        15. Statement of Account. Not less frequently than annually, the Custodian shall distribute to each participant a statement of his account.

The statement shall include (i) the total number of shares allocated to the participant's account which are in the custody of the Custodian and (ii) the number of shares purchased for the account of the participant, and the purchase prices thereof, for the period covered by the statement.

        16. Government Regulations. The Plan and the transactions with respect to shares pursuant thereto are subject to all applicable rules and regulations of state and federal law and to such approval of governmental agencies as may be required.

        17. Termination or Amendment of the Plan. The Plan may be amended from time to time by the Board of Directors, provided that shareholder approval shall be required for any change which would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan. The Company may terminate the Plan at any time. No termination or amendment shall impair the rights of any participant under the Plan to receive any shares which have been allocated to his account, together with the amount of any payroll deductions which have not been applied to the purchase of shares. Upon termination of the Plan, any cash or shares remaining in the possession of the Custodian after satisfaction of the above rights of participants shall belong to the Company.

                          APPENDIX B

                 CHECKPOINT SYSTEMS, INC.
     ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 1996
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company), revoking all previous proxies, hereby appoints Neil D. Austin and Jeffrey A. Reinhold, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Tuesday, April 23, 1996, at 10:00 a.m., at 101 Wolf Drive, Thorofare, New Jersey, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

           (Continued and to be Signed on Reverse Side)

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE

              FOR all of the
              nominees for      WITHHOLD
              Class II          AUTHORITY
              Director listed,  To vote for
1.ELECTION    (except as        all nominees   NOMINEES: Robert O. Aders
  OF Class II  marked to the    listed at                David W. Clark, Jr.
  DIRECTORS   contrary below)   right


For, except vote withheld from the following nominees:

----------------------------------------

2.  Proposal to approve the amendment         [ ]FOR   [ ]ABSTAIN   [ ]AGAINST
    and restatement of the Company's
    Employee Stock Purchase Plan.

3.  To vote on such other business as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS II DIRECTORS, AND "FOR" THE PROPOSAL TO AMEND AND RESTATE THE CHECKPOINT SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)......................... DATE ............................


SIGNATURE(S)......................... DATE ............................

NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.